                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20509


                                   FORM 8-K/A

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act


                                  May 26, 2000
                                 DATE OF REPORT
                        (DATE OF EARLIEST EVENT REPORTED)


                                 VITRISEAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


         Nevada                     2-99110-NY                    91-1499978
 (STATE OR OTHER JURIS-       (COMMISSION FILE NUMBER)        (IRS EMPLOYER I.D.
DICTION OF INCORPORATION)                                          NUMBER)


                         12226 South 1000 East, Suite 9
                               Draper, Utah 84020
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                                 (801) 553-8753
                         (REGISTRANT'S TELEPHONE NUMBER)

                                 Not Applicable
                         (FORMER NAME OR FORMER ADDRESS)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     There have been the following changes to this Item that was contained in the 8-K Current Report of the Company dated May 26, 2000:

     (a)  Financial Statements of Business Acquired.

          Audited Financial Statements for Thermoflow Corporation for the years ended December 31, 1999, and December 31, 1998. (See Exhibits.)

          Unaudited Financial Statements for Thermoflow Corporation as of and for the quarters ended March 31, 2000, and March 31, 1999.
          (See Exhibits.)

          No audited Financial Statements of Liquitek Corporation, which began operations in late 1999 and had limited operations, have been prepared and are not required. At the time of its acquisition by VitriSeal, Inc., Liquitek Corporation held rights to technology developed by and acquired from Thermoflow Corporation, but had not begun material operations.

     (b)  Pro Forma Financial Information.

          Unaudited Pro Forma Combined Financial Statements of VitriSeal, Inc. as of March 31, 2000, for the quarter ended March 31, 2000 and for the year ended December 31, 1999. (See Exhibits.)

     (c)  Exhibits.

          (1) Audited Financial Statements for Thermoflow Corporation for the years ended December 31, 1999, and December 31, 1998:

               -    Independent Auditors' Report
               -    Balance Sheet
               -    Statements of Operations
               -    Statements of Stockholders' Deficit
               -    Statements of Cash Flows
               -    Notes to Financial Statements

          (2) Unaudited Financial Statements for Thermoflow Corporation as of and for the quarters ended March 31, 2000, and March 31, 1999:

               -    Balance Sheets
               -    Statements of Operations
               -    Statements of Cash Flows
               -    Note to Unaudited Financial Statements

          (3) Unaudited Pro Forma Combined Financial Statements of VitriSeal, Inc., as of March 31, 2000, for the quarter ended March 31, 2000, and for the year ended December 31, 1999.

               -    Unaudited Pro Forma Combined Balance Sheet as of
                    March 31, 2000.
               - Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 1999
               - Unaudited Pro Forma Combined Statement of Operations for the quarter ended March 31, 2000
               -    Notes to Unaudited Pro Forma Combined Financial Statements

     All other portions of the previously filed 8-K remain unchanged.


                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        VITRISEAL, INC.


Date: August 9, 2000                    By: /s/ Culley W. Davis
                                            ----------------------------------
                                            Culley W. Davis,
                                              Chairman of the Board of Directors

                             THERMOFLOW CORPORATION

                              FINANCIAL STATEMENTS

                           DECEMBER 31, 1999 AND 1998

                          INDEX TO FINANCIAL STATEMENTS





Independent Auditors' Report............................................. 1

Balance Sheet............................................................ 2

Statements of Operations................................................. 3

Statements of Stockholders' Deficit ..................................... 4

Statements of Cash Flows................................................. 5

Notes to Financial Statements............................................ 7


                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Stockholders
Thermoflow Corporation

We have audited the accompanying balance sheet of Thermoflow Corporation (the "Company") as of December 31, 1999, and the related statements of operations, stockholders' deficit and cash flows for the years ended December 31, 1999 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Thermoflow Corporation as of December 31, 1999, and the results of its operations and its cash flows for the years ended December 31, 1999 and 1998, in conformity with accounting principles generally accepted in the United States.

As described in Note 11, the Company was acquired on May 26, 2000 by VitriSeal, Inc., a publicly traded company, in a business combination accounted for as a purchase.


SQUAR, MILNER, REEHL & WILLIAMSON, LLP


June 30, 2000
Newport Beach, California

-------------------------------------------------------------------------------
                             THERMOFLOW CORPORATION
                                  BALANCE SHEET
                                DECEMBER 31, 1999
-------------------------------------------------------------------------------

                                     ASSETS
CURRENT ASSETS
     Accounts receivable, net                                                          $          118,133
     Prepaid royalties to stockholder                                                             150,000
     Inventories and other current assets                                                          18,687
                                                                                       --------------------
                                                                                                  286,820

Property, plant and equipment, net                                                                896,260

Investment in closely held company                                                                  2,468

Other assets                                                                                       28,017
                                                                                       --------------------
                                                                                       $        1,213,565
                                                                                       ====================


                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
     Unpresented checks                                                                $          135,051
     Accounts payable and accrued expenses                                                        192,201
     Accrued expenses due to related parties                                                      357,492
     Due to stockholders                                                                           29,194
     Notes payable to related parties                                                             755,750
     Other notes payable                                                                          185,505
                                                                                       --------------------
                                                                                                1,655,193

Commitments and contingencies

STOCKHOLDERS' DEFICIT
     Common stock, $0.01 par value; 10,000,000 shares
         authorized; 1,907,522 shares issued and outstanding                                       19,075
     Additional paid-in capital                                                                 3,447,570
     Accumulated deficit                                                                       (3,908,273)
                                                                                       --------------------
                                                                                                 (441,628)
                                                                                       --------------------
                                                                                       $        1,213,565
                                                                                       ====================

--------------------------------------------------------------------------------
      THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS. PAGE 2

-------------------------------------------------------------------------------
                             THERMOFLOW CORPORATION
                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
-------------------------------------------------------------------------------

                                                                          1999                 1998
                                                                   -------------------- -------------------
NET SALES                                                          $          736,377   $          586,790

COST OF SALES                                                                 846,634              838,575
                                                                   -------------------- -------------------
GROSS MARGIN                                                                 (110,257)            (251,785)

OPERATING EXPENSES                                                            399,670              519,316
                                                                   -------------------- -------------------

LOSS FROM OPERATIONS                                                         (509,927)            (771,101)

OTHER INCOME (EXPENSE)
     Interest expense                                                        (130,813)            (140,593)
     Loss from investment in closely held company                             (17,532)                   -
     Other income, net                                                         23,194                2,537
                                                                   -------------------- -------------------
                                                                             (125,151)            (138,056)
                                                                   -------------------- -------------------

LOSS BEFORE EXTRAORDINARY ITEM                                               (635,078)            (909,157)

EXTRAORDINARY GAIN ON SETTLEMENT OF DEBT                                       67,550                    -
                                                                   -------------------- -------------------

NET LOSS                                                           $         (567,528)  $         (909,157)
                                                                   ==================== ===================

BASIC AND DILUTED PER SHARE AMOUNTS

Loss before extraordinary item                                     $            (0.36)  $            (0.58)
                                                                   ==================== ===================

Extraordinary gain on settlement of debt                           $             0.04   $                -
                                                                   ==================== ===================

Net loss                                                           $            (0.32)  $            (0.58)
                                                                   ==================== ===================

-------------------------------------------------------------------------------
      THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

-------------------------------------------------------------------------------
                             THERMOFLOW CORPORATION
                       STATEMENTS OF STOCKHOLDERS' DEFICIT
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
-------------------------------------------------------------------------------

                                             Common Stock            Additional
                                       ----------------------          Paid-in           Accumulated
                                       Shares            Amount        Capital              Deficit            Total
                                   -------------    ------------   ---------------       ------------     --------------
BALANCE - DECEMBER 31, 1997           1,522,383        $ 15,223    $     2,420,222       $ (2,431,588)    $       3,857
Issuance of common stock                126,254           1,263            292,577                  -           293,840
Net loss                                      -               -                  -           (909,157)         (909,157)
                                   --------------   -----------    ---------------       ------------     --------------
BALANCE - DECEMBER 31, 1998           1,648,637          16,486          2,712,799         (3,340,745)         (611,460)
Issuance of common stock                258,885           2,589            734,771                  -           737,360
Net loss                                      -               -                  -           (567,528)         (567,528)
                                   -------------    -----------    ---------------       ------------     --------------
BALANCE - DECEMBER 31, 1999           1,907,522     $    19,075    $     3,447,570       $ (3,908,273)    $    (441,628)
                                   ============     ===========    ===============       ============     ==============


-------------------------------------------------------------------------------
      THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

------------------------------------------------------------------------------
                             THERMOFLOW CORPORATION
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
------------------------------------------------------------------------------


                                                                                 1999              1998
                                                                          -------------       -------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                                    $ (567,528)         $ (909,157)
Adjustments to reconcile net loss to net cash used in operating activities
         Depreciation and amortization                                          72,182              80,154
         Bad debts                                                               2,017               4,222
         Loss (gain) on disposal of asset                                        1,023              (2,537)
         Write-off of accounts payable                                         (24,216)                  -
         Extraordinary gain on settlement of debt                              (67,550)                  -
         Loss from investment in closely held company                           17,532                   -
         Stock issued for services                                              16,000              76,000
         Stock issued for interest                                              10,610              12,270
         Changes in operating assets and liabilities
              Accounts receivable                                              (74,487)              7,670
              Prepaid royalties to stockholder                                (125,000)            (25,000)
              Inventories and other current assets                              (2,282)             41,523
              Other assets                                                           -               2,435
              Accounts payable and accrued expenses                            127,264              23,402
              Accrued expenses due to related parties                          194,646             141,836
                                                                          -------------      --------------
NET CASH USED IN OPERATING ACTIVITIES                                         (419,789)           (547,182)

CASH FLOWS FROM INVESTING ACTIVITIES
Investment in closely held company                                             (20,000)                  -
Proceeds from disposal of vehicle                                                  561               4,463
Acquisitions of property, plant and equipment                                  (26,143)             (5,881)
                                                                          -------------      --------------
NET CASH USED IN INVESTING ACTIVITIES                                          (45,582)             (1,418)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of notes payable to related parties                           -             384,750
Proceeds from issuance of other notes payable                                        -              40,005
Principal payments on notes payable                                            (85,000)            (21,500)
Advances from stockholders                                                      11,429              17,766
Repayment of stockholder advances                                             (104,738)            (74,353)
Principal payments on capital lease obligation                                    (950)             (4,835)
Net proceeds from issuance of common stock                                     620,750             205,570
                                                                          -------------      --------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                      441,491             547,403
                                                                          -------------      --------------

NET DECREASE IN CASH                                                           (23,880)             (1,197)

CASH - beginning of year                                                        23,880              25,077
                                                                          -------------      --------------

CASH - end of year                                                          $        -          $   23,880
                                                                          =============     ===============

                                   (continued)
-------------------------------------------------------------------------------
      THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

PAGE 5

------------------------------------------------------------------------------
                             THERMOFLOW CORPORATION
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
------------------------------------------------------------------------------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid during the year for interest                              $          55,944   $           65,660
                                                                    ==================  ==================

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING
     ACTIVITIES

Conversion of notes payable to stockholder into common stock        $           90,000  $                -
                                                                    =================== ==================

Common stock issued for commissions on stock sales                  $           58,370  $          13,500
                                                                    =================== ==================

Settlement of capital lease obligation                              $            6,268  $           7,495
                                                                    =================== ==================


-------------------------------------------------------------------------------
      THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

-------------------------------------------------------------------------------

                             THERMOFLOW CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998

-------------------------------------------------------------------------------

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

Thermoflow Corporation (the "Company"), a Nevada "S" Corporation, was incorporated on August 3, 1994. The Company is engaged, primarily in the state of Nevada, in the recycling of spent antifreeze through the use of a proprietary technology capable of removing organic and inorganic contaminants from liquids. Management believes that this technology, which is licensed from a stockholder (Note 2), is not currently the subject of any active patents.

GOVERNMENT REGULATION

The Company's facility is subject to certain government regulations regarding hazardous waste management, primarily related to the Company's recycling of ethylene glycol (spent antifreeze) and storage of other hazardous materials used in the recycling process. Compliance with these provisions has not had, nor does the Company expect such compliance to have, any material effect upon the capital expenditures, operations, financial condition or competitive position of the Company. Management believes that its current practices and procedures comply with applicable requirements.

The Company is subject to annual inspections by the Nevada Department of Conservation and Natural Resources, a Division of Environmental Protection (the "Department"), which evaluates the Company's compliance with applicable hazardous waste management regulations. No violations were reported by the Department during the January 2000 and 1999 inspections. In addition, the Company has an active Nevada hazardous materials storage permit that expires on February 28, 2001.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at December 31, 1999, and the reported amounts of revenues and expenses during the years ended December 31, 1999 and 1998. Actual amounts could materially differ from those estimates in the near term.

CONCENTRATIONS OF CREDIT RISK

The Company currently maintains substantially all of its operating cash with a major financial institution. At times, cash balances may be in excess of the amounts insured by the Federal Deposit Insurance Corporation.

The Company extends credit to its customers based upon its evaluation of each customer's financial condition and credit history. The Company generally does not


-------------------------------------------------------------------------------
PAGE 7
require collateral from its customers. Should a customer be unable to meet its obligation to the Company, the accounting loss would equal the recorded accounts receivable.

Management periodically reviews accounts receivable and establishes an allowance for accounts deemed uncollectible. At December 31, 1999, management considers an allowance for doubtful accounts of $2,017 to be adequate to provide for losses that may be sustained in the realization of these accounts.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Management believes that the carrying amounts of the Company's financial instruments approximate their fair value at December 31, 1999.

INVENTORIES

Inventories, which totaled $17,588 at December 31, 1999, are valued at the lower of cost (using the first-in, first-out method) or market. Inventories consist primarily of supplies and finished goods (bottled product).

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are stated at cost. Major renewals and improvements are capitalized, while replacements, maintenance and repairs that do not significantly improve or extend the useful life of the asset are expensed when incurred.

Factory plant and equipment and the warehouse building are generally depreciated using the straight-line method over their estimated useful lives of 20 and 30 years, respectively. Furniture, fixtures and equipment are depreciated using the straight-line method over the estimated useful lives of the assets, which range from three to seven years. Leasehold improvements are amortized over the shorter of the estimated useful life of the asset or the remaining lease term.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company reviews the carrying values of its long-lived assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. No impairment losses were recorded in 1999 or 1998. As such, long-lived assets are stated at cost less accumulated depreciation and amortization.


-------------------------------------------------------------------------------
PAGE 8

INVESTMENT IN CLOSELY HELD COMPANY

The Company accounts for its 50% investment in a closely held company using the equity method. As such, the Company records its investment at cost and adjusts the carrying amount of the investment to recognize the Company's share of the net earnings or losses of the investee after the date of acquisition.

CONVERTIBLE DEBT

The Company uses the book value approach in accounting for debt instruments converted to shares of common stock. Under this approach, the new stock is valued at the carrying amount of the converted debt, and no gain or loss is recognized upon conversion.

REVENUE RECOGNITION

Revenue is recognized when products are shipped to customers.

INCOME TAXES

The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Accordingly, the Company has not provided for federal income taxes because the income tax liability is that of the individual stockholders. The Company is subject to Nevada state income tax at the rate of 7.25% of taxable income. Deferred income taxes are not material to the accompanying financial statements.

LOSS PER SHARE

In accordance with Statement of Financial Accounting Standards No. 128, "Earnings per Share," basic loss per share is computed by dividing the loss attributable to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects the amount that would have resulted if certain dilutive potential common stock had been issued. Because the Company has experienced losses from inception, the convertible debt described in Note 6 is antidilutive. Therefore, if such debt had been incurred prior to January 1, 1998, it would not have impacted the disclosures described below.

The weighted average number of common shares outstanding for the years ended December 31, 1999 and 1998 are 1,778,663 and 1,562,749, respectively.


-------------------------------------------------------------------------------
PAGE 9

2. PREPAID ROYALTIES TO STOCKHOLDER

On February 27, 1998, Alois Schmidt ("Alois"), a founding stockholder, and the Company agreed to enter into a licensing agreement pursuant to which all of the technology relating to solid and liquid waste recycling and disposal (the "Technology") owned by Alois would be licensed to the Company. Pursuant to this agreement, Alois received $25,000 as an advance payment of royalties in excess of the "minimum royalty," as defined. In addition, Alois was to be paid the greater of $15,000 (the minimum royalty) or 0.5% of net sales, as defined, per quarter for five years. After that, no minimum royalty payments would be due; however, royalties were to accrue at 0.5% of net sales per quarter through December 31, 2020.

On April 23, 1999, Alois and the Company entered into an Exclusive World-Wide Technology and Know-How Licensing Agreement (the "Licensing Agreement"), which superceded the February 27, 1998 agreement. The terms of the Licensing Agreement are substantially the same as the February 27, 1998 agreement, except minimum royalty payments shall now continue through December 31, 2020. Unless the Licensing Agreement is terminated prior to such date, all rights, title and interest in the Technology shall be assigned (or otherwise be deemed to fully vest) to the Company. Pursuant to the terms of the Licensing Agreement, an additional $125,000 was paid to Alois in December 1999 as an advance payment of royalties in excess of minimum royalties.


3. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following as of December 31, 1999:

Factory plant and equipment                              $          784,446
Warehouse building                                                  176,522
Land                                                                 90,936
Furniture, fixtures and equipment                                    50,886
Leasehold improvements                                               41,485
                                                         -------------------
                                                                  1,144,275
Accumulated depreciation and amortization                          (248,015)
                                                         -------------------
                                                         $          896,260
                                                         ===================

Depreciation expense for the years ended December 31, 1999 and 1998 totaled $63,885 and $71,857, respectively. Amortization expense totaled $8,297 in both 1999 and 1998.


4. INVESTMENT IN CLOSELY HELD COMPANY

In May 1999, the Company and EET Corporation ("EET") (Note 11) each contributed $20,000 to form Liquitek, Inc. ("Liquitek"), a Nevada corporation, which provides


-------------------------------------------------------------------------------
PAGE 10
technology and services for liquid and solid waste treatment and recycling. The Company acquired 50% of Liquitek's common stock as a result of this transaction. The investment is being accounted for under the equity method (Note 1).

As of December 31, 1999, unaudited total assets for Liquitek were approximately $8,000 and unaudited total revenue and net loss for the period May 5, 1999 (inception) through December 31, 1999 were approximately $18,000 and $35,000, respectively. Such amounts have been represented by management as being in conformity with accounting principles generally accepted in the United States.


5. DUE TO STOCKHOLDERS

Certain stockholders have periodically advanced funds to and received repayments from the Company. Advances from stockholders generally accrue interest at a rate of 12% per annum, are due upon demand and are to be repaid as cash becomes available. At December 31, 1999, the Company owed stockholders $29,194.


6. NOTES PAYABLE

Notes payable consist of the following at December 31, 1999:

Note payable to Mark Lantzman, Essex Square Corporation, Burton and Beth Nord. Interest accrues at a rate of 10% per annum, payable in 24 monthly installments. Unpaid principal and
     accrued interest were due on December 27, 1998. The due date was extended to December 27, 1999, with the interest rate
     increasing to 13% per annum on December 27, 1998. The note is now due upon demand.  The note is secured by a first lien deed of trust on the Company's land and warehouse and
     guaranteed by Alois and Ernst Schmidt, stockholders.            $ 169,505

Note payable to Friedhelm Cordes, a stockholder and director.
     Interest accrues at a rate of 11% per annum.  The outstanding principal balance and accrued interest were due in full on
     August 17, 1999 and are now due upon demand. Unpaid principal after the due date accrues interest at a rate of 16% per annum
     until paid.                                                       150,000


-------------------------------------------------------------------------------
PAGE 11


6. NOTES PAYABLE (continued)

Notes payable to Arthur L. Winders ("Winders"), a stockholder and director. Interest accrues at the Norwest Bank prime rate
     (8.5% and 7.75% at December 31, 1999 and 1998, respectively)
     plus 5% per annum and is payable monthly. The outstanding
     principal balance and accrued interest were due on August
     31, 1997 and are now due upon demand. The notes are secured by substantially all of the Company's assets. Until the
     notes are retired, Winders has the option to convert them
     into shares of the Company's common stock at a conversion
     price of $5.00 per share.                                         149,500

Note payable to Winders.  Interest accrues at a rate of 11% per annum.  The outstanding principal balance and accrued
     interest were due in full on August 17, 1999 and are now due upon demand. Unpaid principal after the due date accrues
     interest at a rate of 16% per annum until paid.                   100,000

Note payable to I-Vest Partners, a related party. Interest accrues at a rate of 10% per annum, payable monthly. The outstanding principal balance and accrued interest are due in full on
     April 1, 2000.  Unpaid principal after the due date shall
     accrue interest at a rate of 18% per annum until paid.  The note is secured by a third lien deed of trust on the Company's land and warehouse and guaranteed by Alois and Ernst Schmidt, stockholders. Prior to the due date, I-Vest Partners has the option to convert the note, in part or in whole, into shares of the Company's common stock at a conversion price of $12.50
     per share.                                                         96,250

Note payable to I-Vest Partners. Interest accrues  at a rate of
     10.5% per annum, payable in 36 monthly installments. Unpaid principal and accrued interest were due on December 27, 1999 and the note is now due upon demand.  The note is secured by a second lien deed of trust on the Company's land and warehouse and guaranteed by Alois and Ernst Schmidt. The Board of Directors
     agreed to provide I-Vest Partners with the option to convert
     this note into 18,000 shares of common stock at $5.00 per share.   90,000

Note payable to the Mary Monasmith Trust, a stockholder. Interest accrues at a rate of 12% per annum. The outstanding principal balance and accrued interest were due in full on July 20, 1998
     and are now due upon demand.                                       60,000


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PAGE 12


6. NOTES PAYABLE (continued)

Note payable to M-SMITH, Inc., a related party. Interest accrues at a rate of 12% per annum and is payable monthly.  The
     outstanding principal balance and accrued interest were due in full on June 10, 1999 and are now due upon demand.
     Thereafter, the obligation accrues interest at a rate of 18%
     per annum. The note is secured by the Company's forklift and other miscellaneous equipment. This note has been assigned to Roberto Brutoco ("Brutoco") and interest payments have
     been assigned to the Lantzman Family Trust.                        60,000

Note payable to John F. Berzanskis, Jr., a stockholder. Interest accrues at a rate of 9% per annum and is payable annually.
     Principal and accrued interest are due in full on demand.          50,000

Note payable to Brutoco, secured by substantially all of the
     Company's assets. Interest accrues at a rate of 10% per annum.
     The outstanding principal balance and accrued interest were
     due in full on July 1, 1998 and are now due upon demand.           16,000
                                                                     ---------

                                                                     $ 941,255
                                                                     =========

Substantially all notes payable are in default at December 31, 1999 and are due on demand. None of the note holders had entered into collection procedures as of December 31, 1999. As such, all notes payable are classified as current liabilities in the accompanying balance sheet. Subsequent to December 31, 1999, all notes payable were repaid in full, except for the $90,000 note payable to I-Vest Partners, which was converted into 18,000 shares of the Company's common stock.


7. COMMITMENTS AND CONTINGENCIES

LEASE COMMITMENTS

The Company leases certain factory and office space under a noncancelable operating lease that expires on December 31, 2004 and has an option to purchase the premises on or before December 31, 2000 for $534,100. Rent is subject to annual increases based on the Consumer Price Index.

Future minimum payments under this noncancelable operating lease are as follows for the years ending December 31:


-------------------------------------------------------------------------------
PAGE 13

2000                                                $          64,044
2001                                                           65,965
2002                                                           67,944
2003                                                           69,983
2004                                                           72,082
                                                    -----------------

                                                    $         340,018
                                                    =================

Rent expense for the years ended December 31, 1999 and 1998 totaled $64,343 and $63,420, respectively.

ROYALTY COMMITMENTS

The Company has entered into an Exclusive World-Wide Technology and Know-How Licensing Agreement with a stockholder (Note 2). Future minimum payments under this agreement are as follows for the years ending December 31:

2000                                                       $    60,000
2001                                                            60,000
2002                                                            60,000
2003                                                            60,000
2004                                                            60,000
Thereafter                                                   1,260,000
                                                           -----------

                                                           $ 1,560,000
                                                           ===========

Royalty expense for the years ended December 31, 1999 and 1998 totaled $30,000 and $60,000, respectively, and are included in operating expenses in the accompanying statements of operations.

OTHER CONTINGENCIES

The Company's commitments and contingencies also include the usual obligations incurred in the normal course of business. In the opinion of management, these matters will not have a material adverse effect on the Company's financial position or results of operations.

8. CONCENTRATIONS

For the years ended December 31, 1999 and 1998, three customers accounted for approximately 53% and 62%, respectively, of net sales. As of December 31, 1999, three


-------------------------------------------------------------------------------
PAGE 14
customers accounted for approximately 78% of accounts receivable. No other individual customer accounted for more than 10% of net sales for the years ended December 31, 1999 and 1998 or more than 10% of accounts receivable as of December 31, 1999.


9. EXTRAORDINARY GAIN ON SETTLEMENT OF DEBT

The Company negotiated the settlement of a $122,000 note payable to Jerry Allison, a former stockholder, and accrued interest totaling $30,551, for a lump-sum payment of $85,000, which was made in September 1999. Accordingly, the Company recognized a gain in the amount of $67,550, which is reported as an extraordinary item in the accompanying statements of operations. The Company had previously issued to the creditor 100,000 shares of common stock as collateral for the note payable. Such shares were recorded at par value and are still outstanding at December 31, 1999, and will be canceled pending release by the creditor.


10. RELATED PARTY TRANSACTIONS

The Company has issued stock purchase warrants to certain stockholders as incentives to invest in the Company and as commissions for arranging Company financing. These warrants expire in April and June 2002 and provide the holders with the right to purchase a total of 72,000 shares of common stock at a purchase price of $5.00 per share and 7,700 shares of common stock at a purchase price of $12.50 per share. The effect of issuing these stock purchase warrants was not material to the accompanying financial statements. As of December 31, 1999, none of the warrants had been exercised. On May 26, 2000 as a result of the acquisition of the Company (Note 11), such stock purchase warrants were cancelled and the holders received stock purchase warrants to purchase a total of 360,000 shares of VitriSeal, Inc. ("VitriSeal") restricted common stock at $1.00 per share and 38,500 shares of VitriSeal restricted common stock at $2.50 per share.

During the year ended December 31, 1999, the Company issued 5,000 shares of common stock to an existing stockholder for a 6-month loan extension fee. This fee was valued at $10,000 and is included in operating expenses in the accompanying financial statements.

During the years ended December 31, 1999 and 1998, the Company issued to a stockholder 2,122 shares and 2,454 shares, respectively, of the Company's stock as payment of interest expense due on the notes payable. Such shares were valued at $5.00 per share.

During the years ended December 31, 1999 and 1998, the Company issued to existing stockholders 17,284 shares and 7,200 shares, respectively, of common stock for commissions on stock sales transactions. Such shares were valued at prices ranging from


-------------------------------------------------------------------------------
PAGE 15

$1.25 to $5.00 per share, and the commissions are charged to additional paid-in capital in the accompanying financial statements.

During the years ended December 31, 1999 and 1998, the Company issued to existing stockholders 3,000 shares and 30,500 shares, respectively, of common stock for various services. Such shares were valued at prices ranging from $2.00 to $5.00 per share and are included in operating expenses in the accompanying financial statements.

Several of the Company's stockholders periodically provide consulting services to the Company. For the years ended December 31, 1999 and 1998, the Company incurred fees related to such services totaling $38,300 and $28,000, respectively. Such amounts are included in operating expenses in the accompanying financial statements. At December 31, 1999, accrued consulting fees owed to related parties totaled $29,000 and are included in accrued expenses due to related parties in the accompanying financial statements.

During the year ended December 31, 1998, the Company incurred legal fees from a stockholder totaling $64,311. Such amount is included in operating expenses in the accompanying financial statements. At December 31, 1999, $37,420 was owed to such stockholder for legal fees and is included in accrued expenses due to related parties in the accompanying financial statements. No legal fees from related parties were incurred during the year ended December 31, 1999.

The President of the Company in 1999 ("Sferrazza") is a relative of a founding stockholder of the Company and vice president and a member of the Board of Directors of EET. Services performed for the Company by Sferrazza were billed by, and paid to, EET and recorded as management fees. For the year ended December 31, 1999, $90,000 in related party management fees is included in operating expenses in the accompanying financial statements. At December 31, 1999, $88,344 of these fees was unpaid and, accordingly, are included in accrued expenses due to related parties in the accompanying financial statements.

At December 31, 1999, accrued interest on related party notes payable (Note 6) totaled $112,728 and is included in accrued expenses due to related parties in the accompanying financial statements. For the years ended December 31, 1999 and 1998, the Company incurred interest expense to related parties totaling approximately $128,000 and $118,000, respectively, which is included in interest expense in the accompanying financial statements.

Other related party transactions are discussed elsewhere in these notes to the financial statements.


-------------------------------------------------------------------------------
PAGE 16

11. SUBSEQUENT EVENTS (UNAUDITED)

On May 26, 2000, the Company was acquired by VitriSeal, a publicly traded company, in a stock-for-stock purchase. In connection therewith, the Company's stockholders received 9,661,500 shares of VitriSeal restricted common stock and warrants to purchase 398,500 shares of VitriSeal common stock in exchange for 100% of their common stock and outstanding warrants in the Company. The acquisition was accounted for as a purchase under Accounting Principles Board Opinion Number 16. On May 26, 2000, VitriSeal also purchased EET's 50% ownership interest in Liquitek in a stock-for-stock purchase whereby VitriSeal issued 5,000,000 shares of restricted common stock to EET in exchange for EET's 50% ownership of Liquitek's common stock outstanding (Note 4). As a result of the acquisition, the Company's income tax status changed from "S" corporation to "C" corporation.

Subsequent to December 31, 1999 and prior to May 26, 2000, VitriSeal advanced to the Company and Liquitek approximately $460,000 and $200,000, respectively.

In January 2000, the Company issued 98,200 shares of common stock to related parties and employees for services rendered. Such shares were valued at approximately $245,000.


-------------------------------------------------------------------------------
PAGE 17

                            THERMOFLOW CORPORATION

                                UNAUDITED INTERIM
                              FINANCIAL STATEMENTS

                             MARCH 31, 2000 AND 1999

--------------------------------------------------------------------------------
                             THERMOFLOW CORPORATION
                                 BALANCE SHEETS
                                   (UNAUDITED)
                             MARCH 31, 2000 AND 1999
--------------------------------------------------------------------------------


                                                                          2000                 1999
                                                                   ------------------   -------------------
                                                  ASSETS

CURRENT ASSETS
     Cash                                                          $           48,090   $          19,731
     Accounts receivable, net                                                 101,241              45,595
     Prepaid royalties to stockholder                                         150,000              25,000
     Inventories and other current assets                                      17,209              49,083
                                                                   ------------------   -------------------
                                                                              316,540             139,409

Property, plant and equipment, net                                            885,845             934,004

Investment in closely held company                                                  -                   -

Other assets                                                                   28,017              28,555
                                                                   ------------------   -------------------

                                                                   $        1,230,402   $       1,101,968
                                                                   ==================   ===================


                                  LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
     Accounts payable and accrued expenses                         $          165,965   $         305,518
     Accrued expenses due to related parties                                  370,502             145,479
     Capital lease obligation                                                       -               6,305
     Due to stockholders                                                       29,194             139,132
     Notes payable to related parties                                         665,750             967,750
     Other notes payable                                                      172,005             185,505
     Due to VitriSeal, Inc.                                                   367,000                   -
                                                                   ------------------   -------------------
                                                                            1,770,416           1,749,689

Commitments and contingencies

STOCKHOLDERS' DEFICIT
     Common stock, $0.01 par value; 10,000,000
         shares authorized; 2,023,722 and 1,703,715
         shares issued and outstanding at March 31,
         2000 and 1999, respectively                                           20,237              17,037
     Additional paid-in capital                                             3,781,907           2,818,624
     Accumulated deficit                                                   (4,342,158)         (3,483,382)
                                                                   ------------------   -------------------
                                                                             (540,014)           (647,721)
                                                                   ------------------   -------------------

                                                                   $        1,230,402   $       1,101,968
                                                                   ==================   ===================

--------------------------------------------------------------------------------
      THE ACCOMPANYING NOTE IS AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

--------------------------------------------------------------------------------
                             THERMOFLOW CORPORATION
                            STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
               FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999
--------------------------------------------------------------------------------

                                                                          2000                 1999
                                                                   -------------------- -------------------
NET SALES                                                          $          211,686   $          145,714

COST OF SALES                                                                 292,017              183,935
                                                                   -------------------- -------------------

GROSS MARGIN                                                                  (80,331)             (38,221)

OPERATING EXPENSES                                                            319,674               75,365
                                                                   -------------------- -------------------
LOSS FROM OPERATIONS                                                         (400,005)            (113,586)

OTHER INCOME (EXPENSE)
     Interest expense                                                         (32,543)             (29,050)
     Loss from investment in closely held company                              (2,468)                   -
     Other income, net                                                          1,130                    -
                                                                   -------------------- -------------------
                                                                              (33,881)             (29,050)
                                                                   -------------------- -------------------

NET LOSS                                                           $         (433,886)  $         (142,636)
                                                                   ==================== ===================


Basic and diluted loss per share                                   $            (0.21)  $            (0.09)
                                                                   ==================== ===================

Weighted average number of common shares outstanding                        2,023,722            1,657,292
                                                                   ==================== ===================


--------------------------------------------------------------------------------
      THE ACCOMPANYING NOTE IS AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

--------------------------------------------------------------------------------
                             THERMOFLOW CORPORATION
                            STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
               FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999
--------------------------------------------------------------------------------

                                                                           2000                1999
                                                                    ------------------- -------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                            $         (433,886) $         (142,636)
Adjustments to reconcile net loss to net cash used in operating activities
         Depreciation and amortization                                          20,214              34,428
         Loss from investment in closely held company                            2,468                   -
         Stock issued for services                                             245,500               6,000
         Changes in operating assets and liabilities
              Accounts receivable                                               16,892                  68
              Prepaid royalties to shareholder                                       -                   -
              Inventories and other current assets                               1,478             (32,678)
              Unpresented checks                                              (135,051)                  -
              Accounts payable and accrued expenses                            (26,236)             50,764
              Accrued expenses due to related parties                           13,010             (17,367)
                                                                    ------------------- -------------------
NET CASH USED IN OPERATING ACTIVITIES                                         (295,611)           (101,421)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of property, plant and equipment                                   (9,799)            (18,819)
                                                                    ------------------- -------------------
NET CASH USED IN INVESTING ACTIVITIES                                           (9,799)            (18,819)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of notes payable                                          2,500                   -
Principal payments on notes payable                                            (16,000)                  -
Advances from VitriSeal                                                        367,000                   -
Advances from stockholders                                                           -              16,629
Principal payments on capital lease obligation                                       -                (913)
Net proceeds from issuance of common stock                                           -             100,375
                                                                    ------------------- -------------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                      353,500             116,091
                                                                    ------------------- -------------------

NET INCREASE (DECREASE) IN CASH                                                 48,090              (4,149)

CASH - beginning of period                                                           -              23,880
                                                                    ------------------- -------------------

CASH - end of period                                                $           48,090  $           19,731
                                                                    =================== ===================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid during the period for interest                            $           13,278  $            9,206
                                                                    =================== ===================
                                   (continued)

--------------------------------------------------------------------------------
      THE ACCOMPANYING NOTE IS AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

PAGE 4

--------------------------------------------------------------------------------
                             THERMOFLOW CORPORATION
                            STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
               FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999
--------------------------------------------------------------------------------


SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING ACTIVITIES

Conversion of note payable to stockholder into common stock
                                                                    $           90,000  $                -
                                                                    =================== ===================

Common stock issued for commissions on stock sales                  $                -  $            8,700
                                                                    =================== ===================







--------------------------------------------------------------------------------
      THE ACCOMPANYING NOTE IS AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

--------------------------------------------------------------------------------
                             THERMOFLOW CORPORATION
                     NOTE TO UNAUDITED FINANCIAL STATEMENTS
                            MARCH 31, 2000 AND 1999
--------------------------------------------------------------------------------

1. BASIS OF PRESENTATION

The Company has prepared its financial statements for the quarters ended March 31, 2000 and 1999 without audit by the Company's independent auditors. In the opinion of management, all adjustments necessary to present fairly the financial position, results of operations, and cash flows of the Company as of March 31, 2000 and for the quarters ended March 31, 2000 and 1999 have been made. Such adjustments consist only of normal recurring adjustments.

Certain note disclosures normally included in the Company's annual financial statements prepared in accordance with accounting principles generally accepted in the United States have been omitted. The accompanying interim financial statements should be read in conjunction with the December 31, 1999 and 1998 audited financial statements and notes within this Form 8-K/A filed with the Securities and Exchange Commission.

The results of operations for the quarter ended March 31, 2000 are not necessarily indicative of the results to be expected for the full year.

--------------------------------------------------------------------------------
PAGE 6

                                VITRISEAL, INC.
                UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                      MARCH 31, 2000 AND DECEMBER 31, 1999

INTRODUCTION

On May 26, 2000, VitriSeal, Inc. (the "Company") acquired all of the outstanding voting stock of Thermoflow Corporation ("Thermoflow") and Liquitek, Inc ("Liquitek") in a purchase business combination by issuing 14,661,500 shares of its restricted common stock and warrants for 398,500 shares of its restricted common stock. Both Thermoflow and Liquitek have calendar year-ends.

The following unaudited pro forma combined financial statements (hereinafter collectively referred to as "the pro forma financial statements") are presented for illustrative purposes only, and are not necessarily indicative of the combined financial position at an earlier date or results of operations of future periods or the results that would have been realized had the Company, Thermoflow and Liquitek been a combined entity during the specified periods. The pro forma financial statements (including the notes thereto) are qualified in their entirety by reference to, and should be read in conjunction with, the historical financial statements of the Company and Thermoflow, including the notes thereto, incorporated herein by reference or included herein. The Company's historical financial statements incorporated herein by reference are
(a) the audited December 31, 1999 financial statements included in the related Form 10-KSB, and (b) the unaudited March 31, 2000 financial statements included in the related Form 10-QSB. The financial statements referred to in the preceding sentence have been previously filed with the Securities and Exchange Commission. The separate historical financial statements of Liquitek (not included herein) are not material to the pro forma financial statements.

The following pro forma financial statements give effect to the reorganization of the Company, Thermoflow and Liquitek using the purchase method of accounting. The pro forma financial statements are based on the respective historical financial statements and the notes thereto of the Company and Thermoflow (which are included or incorporated herein by reference) and the historical financial statements of Liquitek. The March 31, 2000 pro forma combined balance sheet, which assumes that the reorganization took place on March 31, 2000, combines the unaudited balance sheets of the Company, Thermoflow, and Liquitek as of such date. The pro forma combined statements of operations, which assume that the reorganization took place on January 1, 1999, combine for the three entities such financial statements for calendar 1999 and their unaudited statements of operations for the quarter ended March 31, 2000. The 1999 unaudited pro forma combined statement of operations excludes the extraordinary credit reported by Thermoflow in its historical statement of operations for the year ended December 31, 1999.

The pro forma adjustments described in the accompanying notes are preliminary, and are based on management's estimates and a preliminary third-party valuation of the estimated fair value of the net assets acquired. Such adjustments are also based on a third-party valuation of the estimated fair value of the Company's restricted common stock issued to the former stockholders of Thermoflow and Liquitek; such value has been estimated at approximately $1.23 per share. Factors considered in estimating the fair value of the Company's common stock issued in the reorganization include those discussed in the following paragraph.

The owners of the aforementioned stock (and the warrants described in Note D) have the right to participate in a registration statement to be filed by the Company under the Securities Act of 1933 (the "Act"). Owners who exercise this right become subject to an agreement whereby they will be allowed to sell a maximum of 25% of their shares in any six-month period until May of 2002, when such restriction is lifted. The stock owned by shareholders who do not exercise this right will remain restricted under Rule 144 of the Act. Based on the matters described above, the substantial number of shares issued in the reorganization (as compared to the average daily trading volume of the Company's common stock), and a third-party valuation, management has applied a discount of 40% to the average market price of the Company's common stock during the week ended May 5, 2000 to estimate its fair value. Such date is based on the Company's letter of intent with Thermoflow and Liquitek.

Management is in the process of assessing and formulating its integration plans; although restructuring costs (if any) are not yet known, management does not believe that they will be material. In the opinion of management, all known presently quantifiable adjustments have been made that are necessary to present fairly the pro forma financial statements.

A material nonrecurring charge that (1) will be included in the Company's operations during the quarter ending June 30, 2000 and (2) resulted directly from the reorganization is described in Note H. Because the unaudited pro forma combined statements of operations are intended to present the ongoing normal operations of the Company as they might appear after the purchase transaction, such charge has not been considered in preparing such financial statements. However, the effect of this item is reflected in the accompanying unaudited pro forma combined balance sheet.

                                VITRISEAL, INC.
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                 MARCH 31, 2000
                                 (IN THOUSANDS)

                                                                      Historical
                                                        ------------------------------------
                                                                            Thermoflow/      Pro Forma             Pro Forma
                                                           Vitriseal         Liquitek        Adjustments             Combined
                                                        ---------------  ---------------  ---------------      ---------------

Cash                                                     $       5,086    $         127    $           -        $       5,213
Trade accounts receivable                                                           101                                   101
Advances to/for companies being acquired                           749                              (567)  A              182
Prepaid royalties                                                                   150                                   150
Inventories and other current assets                                                 17                                    17
Completed technology                                                                              11,670   C           11,670
Excess of purchase price over net
      assets acquired (goodwill)                                                                   5,525   C            5,525
Patents                                                            157                                                    157
Other intangible assets                                                                              470  C,H             470
Property, plant and equipment, net                                 142            1,076              394  C,E           1,612
Other assets                                                         6               33                                    39
                                                        ---------------  ---------------  ---------------      ----------------

          Total assets                                   $       6,140    $       1,504    $      17,492        $      25,136
                                                        ===============  ===============  ===============      ================


Unpresented checks                                       $           -    $           -    $           -        $          -
Accrued expenses due to related parties                                             234                                   234
Accounts payable and other accrued expenses                        236              310                                   546
Due to VitriSeal                                                                    567             (567)   A              -
Notes payable to related parties                                                    827                                   827
Other liabilities                                                                   170                                   170

Common stock                                                        23               20               (5)  C,F             38
Additional paid-in capital                                      12,525            3,782           14,291   C,F         30,598
Accumulated deficit                                             (6,869)          (4,406)           3,436  C,F,H        (7,839)
Other equity, net                                                  225                               337  C,D,F           562
                                                        ---------------  ---------------  ---------------       ---------------

          Total liabilities and stockholders' equity     $       6,140    $       1,504    $      17,492         $     25,136
                                                        ===============  ===============  ===============       ===============


See accompanying notes.

                                VITRISEAL, INC.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                        Historical
                                                           -----------------------------------
                                                                             Thermoflow/      Pro Forma            Pro Forma
                                                              VitriSeal       Liquitek        Adjustments           Combined
                                                           --------------- ---------------  ---------------     ---------------

Net sales                                                   $           -   $         736    $           -       $         736
Cost of sales                                                           -             846                                  846
                                                           --------------- ---------------  ---------------     ---------------
Gross margin                                                            -            (110)               -                (110)

Operating expenses:
      Research and development                                        645                                                  645
      Amortization of intangibles                                      56               2              992   G           1,050
      Other depreciation and amortization                              10               7               26   G              43
      Other                                                           902             391                                1,293
                                                           --------------- ---------------  ---------------     ---------------

Loss from operations                                               (1,613)           (510)          (1,018)             (3,141)

Interest expense/(income) and other, net                              (19)            125                                  106
                                                           --------------- ---------------  ---------------     ---------------

Loss before income taxes and extraordinary credit                  (1,594)           (635)          (1,018)             (3,247)
Income tax benefit, net                                                 -               -                -                   -
                                                           --------------- ---------------  ---------------     ---------------

Loss before extraordinary credit                            $      (1,594)  $        (635)   $      (1,018)      $      (3,247)
                                                           =============== ===============  ===============     ===============


Basic and diluted loss per common share before
      extraordinary credit                                  $       (0.08)                                       $       (0.09)
                                                           ===============                                      ===============

Weighted average number of common shares
      outstanding                                                  20,627                           14,662              35,289
                                                           ===============                  ===============     ===============




See accompanying notes.

                                VITRISEAL, INC.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          QUARTER ENDED MARCH 31, 2000
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                        Historical
                                                           -----------------------------------
                                                                             Thermoflow/       Pro Forma             Pro Forma
                                                              VitriSeal       Liquitek        Adjustments             Combined
                                                           --------------- ---------------  ---------------      ---------------

Net sales                                                   $           -   $         241    $           -        $         241
Cost of sales                                                           -             271                                   271
                                                           --------------- ---------------  ---------------      ---------------
Gross margin                                                            -             (30)               -                  (30)

Operating expenses:
      Research and development                                        132                                                   132
      Amortization of intangibles                                       7                              248   G              255
      Other depreciation and amortization                               5              20                7   G               32
      Other                                                         1,260             417                                 1,677
                                                           --------------- ---------------  ---------------      ---------------

Loss from operations                                               (1,404)           (467)            (255)              (2,126)

Interest expense/(income) and other, net                              (27)             31                                     4
                                                           --------------- ---------------  ---------------      ---------------

Loss before income taxes                                           (1,377)           (498)            (255)              (2,130)
Income tax benefit, net                                                 -               -                                     -
                                                           --------------- ---------------  ---------------      ---------------

Net Loss                                                    $      (1,377)  $        (498)   $        (255)       $      (2,130)
                                                           =============== ===============  ===============      ===============


Basic and diluted loss per common share                     $       (0.06)                                        $       (0.06)
                                                           ===============                                       ===============

Weighted average number of common shares
      outstanding                                                  22,196                           14,662               36,858
                                                           ===============                  ===============      ===============



See accompanying notes.

                                 VITRISEAL, INC.
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                      March 31, 2000 and December 31, 1999


Note (A) Basis of Presentation

The pro forma combined balance sheet assumes that the reorganization took place on March 31, 2000. Such financial statement combines the historical balance sheets of the Company, Thermoflow and Liquitek at that date. The pro forma combined statements of operations assume that the reorganization took place on January 1, 1999, and combine the historical statements of continuing operations for calendar 1999 and for the quarter ended March 31, 2000 of the three entities which participated in the transaction. The aforementioned historical financial statements have been adjusted as discussed in the notes below.

Other than $567,000 of advances by the Company to Thermoflow and Liquitek in anticipation of the reorganization, there were no other significant transactions on a combined basis between the acquired entities and the Company during the periods presented.

Note (B) Introduction to the Unaudited Preliminary Pro Forma Adjustments

The accompanying pro forma information, including the allocation of the purchase price, is based on management's preliminary estimates and a third-party valuation of (1) the net assets acquired and (2) the fair value of the equity securities issued by the Company to consummate the reorganization. Based on the timing of the closing of the acquisition, the finalization of the valuation, and other factors, the final pro forma adjustments may differ materially from those presented in the accompanying pro forma combined financial statements. A change in the value assigned to long-term assets and liabilities could result in a reallocation of the purchase price and a revision of certain pro forma adjustments. The impact of any such changes on the pro forma statements of operations will depend on the nature and amount of the assets and/or liabilities adjusted. See Note K for additional information.

Management is in the process of assessing and formulating its integration plans. Though management has not yet determined the actual amount of any restructuring costs associated with the integration plans, it is not expected that such costs will be material; no amounts are included in the accompanying pro forma financial statements. In addition, the pro forma financial statements have not been adjusted to reflect any cost savings or operating synergies that may result from the reorganization.

Note (C)

To reflect the excess of the total acquisition cost over the estimated fair value of the net assets acquired (goodwill). The purchase price, purchase price allocation and financing of the transaction are summarized as follows:

Purchase price paid as:


       Common stock issued                                  $ 18,088,186
       Stock warrants issued                                     336,731
                                                            ------------

                         Total purchase consideration         18,424,917
                                                            ------------

Allocated to:

       Historical book value of Thermoflow's and
         Liquitek's assets and liabilities                      (604,065) *

       Adjustments to reflect assets and liabilities at estimated fair value:

                Completed technology                          11,670,000
                Property, plant and equipment                    393,778
                Assembled workforce                              210,000
                Non-competition agreement                        150,000
                Unitek license agreement                         110,000
                In-process research and development
                  written off (Note H)                           970,000
                                                            -------------
                         Total allocation                     12,899,713
                                                            -------------
Excess of purchase price over allocation to
  identifiable assets and liabilities (goodwill)            $  5,525,204  *
                                                            ============


* The historical book value of Thermoflow's and Liquitek's assets and liabilities is different at different dates, resulting in different amounts of goodwill. The March 31, 2000 data required for this filing are as shown above. The amounts to be recorded at the closing of the acquisitions (May 26, 2000) are:


                  Historical book value of Thermoflow's and Liquitek's
                    assets and liabilities                                      $  (794,756)

                  Excess of purchase price over allocation to identifiable
                    assets and liabilities (goodwill)                             5,715,895


Note (D)

On May 26, 2000, the Company issued warrants to acquire 398,500 shares of its restricted common stock to former Thermoflow shareholders who owned warrants to purchase Thermoflow common stock. Such warrants, which expire in May of 2002, allow the holders to acquire such stock at a price of $1.00 per share (as to 360,000 warrants) and $2.50 per share (as to 38,500 warrants).

The fair value of the above warrants, which was estimated using the Black-Scholes stock option-pricing model, has been included in the purchase price. The use of such model was based on the 40% valuation discount discussed in the "Introduction" and the following assumptions:


         Risk-free interest rate                     6.5%
         Expected life                               2 years
         Estimated annualized volatility             130%
         Expected dividend yield                     Zero


Note (E)

To reflect the step-up in the property, plant and equipment carrying amount to estimated fair value based on a third-party valuation.


Note (F)

To reflect (1) the elimination of the stockholders' equity accounts of Thermoflow and Liquitek, and (2) the issuance of common stock and warrants by the Company as consideration for the purchase (see Note D).

Note (G)

To reflect the increase in depreciation and amortization expense due to (i) the amortization of goodwill and completed technology over 20 years, (ii) the amortization of assembled workforce (10 years) and the rights associated with certain agreements (2-3 years), and (iii) the adjustment resulting from the step-up of property, plant and equipment to estimated fair value depreciated over an average life of approximately 15 years on a straight-line basis.

Note (H)

In-process research and development ("IPR&D") relates to Liquitek's car-wash wastewater technology. Because such technology is estimated to be only 50% complete as of May 26, 2000, management has concluded that the technological feasibility thereof had not been established at that date. In addition, such technology is not presently expected to have any alternative future uses. Thus, the purchase price allocated to IPR&D will be expensed on the consummation date. Such amount has been charged to the accumulated deficit in the pro forma combined balance sheet; it has not been included in the pro forma combined statements of operations because of its non-recurring nature.

Note (I)

Since the unaudited pro forma combined statements of operations report a loss from continuing operations, there is no income tax effect of the above pro forma adjustments except as described in the following paragraph.

Prior to the reorganization, Thermoflow and Liquitek were not subject to any entity-level federal income tax because of their Subchapter S election. On May 26, 2000, such election terminated for both companies. Assuming such tax election terminated on January 1, 1999, any deferred income tax benefit of the combined entity for 1999 or the quarter ended March 31, 2000 would have been subject to reduction based on whether such benefit was likely to be realized. Since there is no reasonable assurance that such assets will be realized in future years, the combined entity has reflected a 100% valuation allowance against these deferred tax assets. For that reason, the net effect thereof on the unaudited pro forma combined statements of operations is nil.

If the combined entity earns taxable income in excess of available net operating loss carryforwards in the future, its effective income tax rate will exceed the applicable statutory rate because amortization of the purchase price allocated to intangible assets and property, plant and equipment is not deductible for income tax purposes.

Note (J)

Basic and diluted pro forma loss per common share (before extraordinary credit, as to 1999) is calculated based on the issuance (assumed to have been on January 1, 1999) of 14,661,500 shares of Vitriseal restricted common stock in the reorganization. Warrants and stock options, including those assumed to be outstanding as of January 1, 1999, were not considered in the computation of diluted pro forma loss per common share because their inclusion would have been antidilutive.


Note (K)

As of May 26, 2000, the Company had advanced to Thermoflow/Liquitek a total of approximately $ 665,000 pursuant to the terms of the reorganization agreements.